ASSIGNMENT OF NOTE AND LIENS

This ASSIGNMENT OF NOTE AND LIENS (this "Assignment"), dated as of December

17, 2007 (the "Effective Date" ), is made by and among Citibank, N.A., a national banking association formerly known as Citibank Texas, N.A., as Agent and as a Bank ("Assignor"), Sovereign Bank ( "Assignee " ), and TENGASCO, INC., a Tennessee corporation ("Borrower"), together with TENNESSEE LAND & MINERAL CORPORATION, a Tennessee corporation ("TLMC"), whose address is 10215 Technology Drive, Suite 301, Knoxville, Tennessee 37932, TENGASCO PIPELINE CORPORATION, a Tennessee corporation ("TPC") (collectively Borrower, TLMC, and TPC shall be referred to herein as "Debtor.")

RECITALS:

WHEREAS, Debtor and Assignor are parties to that certain Loan and Security Agreement dated as of June 29, 2006 (as amended, supplemented, or restated to the date hereof, the "Agreement"). The indebtedness under the Agreement is evidenced by that certain Promissory Note dated June 29, 2006 issued by Borrower to the order of Assignor in the original principal amount of $50,000,000 (such note, and all notes given in renewal and extension thereof, is herein referred to as the "Note"). Initially capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the payment of the Note and the performance of all obligations of Debtor under the Agreement are secured by the various security documents listed on Schedule 1 attached hereto and made a part hereof (as heretofore and hereafter amended, supplemented, or restated, the "Security Documents"), which Security Documents encumber, among other things, the oil and gas properties and interests more particularly described in Exhibit A and Exhibit B attached hereto and made a part hereof.

WHEREAS, Debtor has requested that Assignor assign all of its right, title, and interest in and to the Agreement, the Note, and the Security Documents, and any other documents executed in connection therewith or pursuant thereto, to Assignee, and Assignee has agreed to purchase such rights, titles, and interests, all on the terms, conditions and exceptions provided herein.

WHEREAS, reference is made to that certain Loan Agreement (the "New Credit Agreement") of even date herewith between Assignee and Debtor, which, without limitation, amends and restates the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.     Assignment and Assumption.

(a) Assignment. Subject to the terms hereof (including but not limited to Section 11 below), Assignor (in the capacities set forth in the opening paragraph) , for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does TRANSFER, CONVEY, ASSIGN, ENDORSE, SET OVER AND DELIVER unto Assignee all of Assignor's right, title and interest in the following, SAVE AND EXCEPT the "Reserved Obligations" (as such term is defined in Section 11 below): (i) the Note, the Agreement, the Security Documents and any other documents executed in connection therewith or pursuant thereto (collectively the "Assigned Documents"), (ii) all indebtedness and obligations owing to Assignor under or pursuant to the Assigned Documents, (iii) all rights, titles, interests, privileges, claims, demands, equities, liens, charges and security interests which are created in favor of or held by Assignor under and pursuant to the Security Documents, and (iv) to the extent not included in clauses (i), (ii) or (iii) above, any and all rights, benefits, remedies and privileges of Assignor under the Assigned Documents. Such rights, titles and interests hereby assigned are hereinafter collectively called the "Assigned Interests."

(b) Acceptance and Assumption. Assignee accepts the foregoing assignment of the Assigned Interests and agrees to assume, as of the Effective Date, all obligations of the Assignor in its capacities as Agent and a Bank under or pursuant to the Agreement, as it may be amended by the New Credit Agreement, and the other Assigned Documents, save and except any such obligations which Debtor hereby releases pursuant to the Release Provisions, as defined in Section 12 hereof, Furthermore, the Assignee accepts the foregoing assignment of the Assigned Interests and agrees to assume, as of the Effective Date, the obligations of the Assignor in its capacities as the mortgagee, secured party, grantee, named beneficiary and holder of security under or pursuant to the Agreement, as amended by the New Credit Agreement, and the other Assigned Documents, save and except any such obligations which Debtor hereby releases pursuant to the Release Provisions, as defined in Section 12 hereof.

Section 2. Representations and Warranties of Assignor. Assignor hereby represents, covenants and warrants to Assignee, its successors and assigns that: (a) Assignor is the present legal and equitable owner and holder of each of the Assigned Documents and the indebtedness evidenced thereby, and all liens and security interests granted to Assignor to secure such indebtedness (the "Liens"); (b) Assignor has the full power and authority, and has taken all corporate action necessary, to transfer and convey each of the Assigned Documents and the indebtedness evidenced thereby, the Liens, and to execute this Assignment; (c) as of the date hereof, the principal balance owing under the Note is $3,300,000; (d) Assignor has not assigned, mortgaged, hypothecated, subordinated, granted a security interest in, or otherwise encumbered any of the Assigned Documents or the Liens to or in favor of any other parties; (e) except in furtherance of the assignment contemplated by this Assignment, no renewal or extension of the Note has been given; (f) Assignor has not received or issued any written notice of any Event of Default under the Assigned Documents; (g) no faults, claims or defenses have been asserted in writing against Assignor for purposes of quashing, extinguishing, subordinating, temiinating or otherwise mitigating either the Indebtedness or Assignor's Security Interest in the Collateral; and (h) no release or subordination relating to the Assigned Interests has been executed by Assignor. Assignor will deliver the original counterpart of the Note to Assignee, and the original stock certificates of Borrower's subsidiaries to Assignee, concurrently herewith; and Assignor will promptly hereafter deliver to Assignee the original counterparts of the Assigned Documents, to the extent that such counterparts are in the possession or control of Assignor.

Other than as stated above in this Section 2, the assignment and transfer of the Security Documents, the Liens, the Agreement, and the Note are made by Assignor without recourse, representation or warranty, express or implied, statutory or otherwise (including, without limitation, any representation or warranty of any kind as to the priority, validity, enforceability or the sufficiency of the Security Documents, the Liens, the Agreement, or the Note) all of which are hereby expressly disclaimed.

Section 3. Debtor's Consent and Agreement. DEBTOR HEREBY (A) CONSENTS TO THE FOREGOING ASSIGNMENT AND ASSUMPTION, (B) RATIFIES AND CONFIRMS THE ASSIGNED INTERESTS, AND THE ASSIGNED DOCUMENTS, (C) RATIFIES AND CONFIRMS THE "RESERVED OBLIGATIONS" (AS HEREINAFTER DEFINED), AND (D) RELEASES THE ASSIGNOR FROM ANY AND ALL OBLIGATIONS UNDER OR PURSUANT TO THE AGREEMENT, INCLUDING BUT NOT LIMITED TO OBLIGATIONS TO MAKE LOANS, ISSUE LETTERS OF CREDIT OR OTHERWISE EXTEND CREDIT.

Section 4. Representations and Warranties of Assignee. Assignee hereby represents, warrants, acknowledges and agrees that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (b) it has received a copy of the Agreement, the Security Documents and the Note, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment, (c) it has made an independent decision to enter into this Assignment, without reliance on any representation, warranty, covenant or undertaking by Assignor, whether written, oral or implicit, other than as expressly set out in this Assignment, (d) it has experience and expertise in the making of or investing in commitments or loans, (e) it will, independently and without reliance on the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Assigned Documents, and (f) the Assignor assumes no responsibility with respect to (i) other than the representations and warranties of the Assignor expressly set forth in Section 2 above, any statements, warranties or representations made in or in connection with the Agreement or any other Assigned Document, (ii) the financial condition of the Debtor, any of its subsidiaries or affiliates or any other person or entity obligated in respect of any Assigned Document, (iii) the performance or observance by the Debtor, any of its subsidiaries or affiliates or any other person or entity of any of their respective obligations under any Assigned Document or (iv) collectibility and enforceability of the Assigned Documents, or title, documentation, priority of lien or value of collateral, and subject to the foregoing, Assignee accepts the Assigned Documents being transferred to it on an "as is", " where is" basis with all faults and subject to any and all valid claims or defenses of all types which may be asserted against Assignor or Assignee by any party.

Section S. Representations. Warranties and Certain Waivers of Debtor. To induce the Assignor to sell, and the Assignee to purchase, the Assigned Interests, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby represents, warrants and acknowledges to the Assignor and Assignee, and agrees that, as of the date hereof:

(a) There are no claims, offsets, defenses or counterclaims against the enforcement of its obligations under the Assigned Documents, including without limitation, the Reserved Obligations, and the Assignor is not in default under any of the Assigned Documents. Debtor hereby waives any and all such claims, offsets, defenses, counterclaims, or defaults, whether known or unknown, arising on or prior to the Effective Date.

(b)

The aggregate unpaid principal balance of the Note through the date hereof is $3,300,000 and Debtor has not prepaid any interest or fees under the Note or the Agreement that would accrue after the date hereof.

(c)

No release or subordination relating to the Assigned Interests has been executed, and all of the Assigned Interests (except to the extent amended or modified hereby) are in full force and effect as described in the Assigned Documents.

(d)	It fully understands the terms of this Assignment and the consequences of the execution and delivery of this Assignment, including the waivers and releases provided for herein.

(e)	Debtor has the full power and authority and has taken all action necessary, to execute this Assignment and each other document related hereto.

(f)

It has been afforded an opportunity to have this Assignment reviewed by, and to discuss this Assignment and each other document executed in connection herewith with, such attorneys and other persons as Debtor may wish.

(g)

It has entered into this Assignment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person.

Section 6. Payment: Endorsement of Note. Immediately upon (i) receipt of $3,312,105.68 from Assignee to the account listed on Schedule 2 attached hereto (the "Assignment Amount"), and (ii) payment of all fees and expenses of Assignor's legal counsel, Assignor agrees to endorse the Note (by means of an allonge) to the order of Assignee as follows: " PAY TO THE ORDER OF SOVEREIGN BANK EXCEPT AS OTHERWISE PROVIDED IN THAT CERTAIN ASSIGNMENT OF NOTE AND LIENS DATED DECEMBER 17, 2007, WITHOUT RECOURSE, REPRESENTATION OR WARRANTY BY THE UNDERSIGNED, EXPRESS OR IMPLIED."

Section 7. Acknowledgments of Assignee. Assignee acknowledges and agrees for the benefit of Assignor that neither Assignor nor any affiliate, agent, officer, employee or representative of Assignor has made to Assignee any verbal or written representations, warranties, promises or guarantees whatsoever, express or implied, other than those expressly set forth in this Assignment, and, in particular, no such representations, warranties, guarantees or promises have been made with respect to the status of the Note, the Assigned Documents, and any collateral pledged to Assignor therefor.

     Section 8.      Conditions to Effectiveness. This Assignment shall be effective upon satisfaction or completion of the following:

(a)	each party hereto shall have delivered duly and validly originals of this Agreement to Assignor;

(b)	except as Assignee may otherwise waive, the representations and warranties set forth in Section 2, and Section 5 hereof are true and correct;

(a)

(c)	except as Assignor may otherwise waive, the representations and warranties set forth in Section 4 hereof are true and correct; and

(d)	Assignor shall have received the Assignment Amount and the attorney fees of Assignor's counsel shall be paid in full.

Section 9. Counterparts. This Assignment is being executed in several counterparts all of which are identical, except that, to facilitate recordation, certain counterparts hereof being recorded in certain jurisdictions may have attached to them those portions of certain Exhibits to certain of the Security Documents which include descriptions of properties located in the county where the particular counterpart is being recorded. All of such counterparts together constitute one and the same instrument (including electronic copies).

Section 10_ Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas, excluding its conflict of laws rules, except to the extent that the assignment of any liens or security interests is mandatorily governed under the laws of the jurisdiction in which the properties subject thereto are located.

Section 11. Reserved Obligations. Notwithstanding any other provisions hereof or in any other agreement, Debtor shall remain fully liable to Assignor or to any of its officers, directors, employees, representatives, agents, trustees or affiliates (individually, an "Indemnified Party") with respect to all obligations and liabilities, if any, regarding indemnification and reimbursement of fees, expenses and other obligations owing or to be owing by Debtor to Assignor or any Indemnified Party under any provision of any of the Assigned Documents (collectively, the "Reserved Obligations"), and such Reserved Obligations shall be and are hereby excepted and reserved by Assignor from the rights, titles and interest assigned to Assignee hereunder; provided, however, such Reserved Obligations shall not be secured by the Security Documents. Notwithstanding anything to the contrary contained herein, Assignee and Debtor each acknowledge and agree that all Reserved Obligations shall survive in favor of Assignor and the Indemnified Parties. Debtor does hereby expressly acknowledge and agree that Assignor's retention of the Reserved Obligations does not relieve Debtor of such obligations as to Assignee, its successors, assigns and Indemnified Parties, as that term is defined in the Agreement.

     Section 12.      Release of Assignor. As a material part of the consideration for the Assignor entering into this Assignment, Debtor agrees as follows (the "Release Provision"):

(a) Debtor hereby releases and forever discharges Assignor's and Assignor's predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as "Lender Group") jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Debtor may have or claim to have against any of Lender Group that relates in any way to any of the Assigned Documents; provided, however, that Assignor shall not be released hereby from any obligation to pay to Debtor any amounts that Debtor may have on deposit with Assignor, in accordance with applicable law and the terms of the documents establishing any such deposit relationship.

(b) Debtor agrees not to sue any of Lender Group or in any way assist any other person or entity in suing Lender Group with respect to any claim released herein. The Release Provision may be pleaded as a fall and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c)     Debtor acknowledges, warrants, and represents to Lender Group that:

(i)

Debtor has read and understands the effect of the Release Provision. Debtor has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Debtor has read and considered the Release Provision and advised Debtor to execute the same. Before execution of this Assignment, Debtor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)

Debtor is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Debtor acknowledges that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)	Debtor has executed this Assignment and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv)	Debtor is the sole owner of the claims released by the Release Provision, and Debtor has not heretofore conveyed or assigned any interest in any such claims to any other person or entity.

(d)      Debtor understands that the Release Provision was a material consideration in the agreement of the Assignor ender to enter into this Assignment.

(e) It is the express intent of Debtor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by Debtor of any claims released hereby against Lender Group.

(f) If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

Section 13. No Recourse. Assignee acknowledges and agrees that, in respect of the Note and the Assigned Documents, Assignee may ultimately receive from Debtor an amount less than the Assignment Amount and that Assignee shall have no recourse against Assignor or any member of the Lender Group for such deficiency of the principal, interest, fees, expenses or any other amounts owing under the Note, or under or pursuant to any of the Assigned Documents or any other document executed in connection therewith.

Section 14. Additional Documents. Each of the Assignor, Assignee and Debtor hereby agree to, from time to time and upon the reasonable request, execute and deliver to the requesting party any documents which are reasonably necessary to carry out more effectively the purposes of this Assignment, including without limitation any financing statements or assignments, properly completed (and acknowledged when required). Debtor and Assignor hereby authorize the Assignee to file any financing statements, financing statement amendments, assignments or releases without the signature of the Debtor or Assignor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under the any of the Assigned Documents and in order to effectuate the purpose of this Assignment.

Section 15. Construction. The parties hereto acknowledge and agree that neither this Assignment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Assignment and the other documents executed pursuant hereto or in connection herewith.

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EXECUTED by the parties hereto as of the dates of their respective acknowledgments hereto, to be effective as of the date first written above.

CITIBANK, N.A.

(formerly known as Citibank Texas, N.A.), in its capacities as Agent and a Bank

By: s/Angela McCracken Vice President

SOVEREIGN BANK

By: s/Christina Kitchens Assistant Vice President

TENGASCO, INC.

By: s/Jeffrey R.Bailey, Chief Executive Officer

Tennessee Land and Mineral Corp
s/Jeffrey R. Bailey President

Tengasco Pipeline Corp.
s/Jeffrey R. Bailey